                                     EXHIBIT 3.1


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                                   ----------------
                                        BYLAWS

                                          OF

                                     BARRA, INC.
                                  -----------------

                                  TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
ARTICLE I     OFFICES........................................................1

              Section     1.1     Principal Office...........................1
              Section     1.2     Other Offices..............................1

ARTICLE II    SHAREHOLDERS...................................................1

              Section     2.1     Place of Meetings..........................1
              Section     2.1A    Chairman and Secretary of Shareholders
                                  Meetings...................................1
              Section     2.1B    Regulation and Conduct of Shareholder
                                  Meetings...................................1
              Section     2.2     Annual Meeting.............................2
              Section     2.3     Special Meetings...........................2
              Section     2.4     Notice of Meetings.........................2
              Section     2.5     Waiver of Notice or Consent by Absent
                                  Shareholders...............................3
              Section     2.6     Quorum.....................................3
              Section     2.7     Voting.....................................3
              Section     2.8     Action Without Meeting.....................4
              Section     2.9     Record Date................................5

ARTICLE III   DIRECTORS......................................................6

              Section     3.1     Powers.....................................6
              Section     3.2     Number and Qualification of Directors......6
              Section     3.3     Nomination, Election and Term of Office....6
              Section     3.4     Vacancies..................................7
              Section     3.5     Resignation................................7
              Section     3.6     Removal....................................8
              Section     3.7     Place of Meetings..........................8
              Section     3.8     Regular Meetings...........................8
              Section     3.9     Special Meetings;  Notice..................8
              Section     3.10    Waiver of Notice...........................8
              Section     3.11    Participation by Telephone.................9
              Section     3.12    Quorum and Action at Meeting...............9
              Section     3.13    Action Without Meeting.....................9
              Section     3.14    Committees.................................9
              Section     3.15    Meetings and Action of Committees..........9
              Section     3.16    Compensation and Expenses of Directors....10

ARTICLE IV    OFFICERS......................................................10

              Section     4.1     Officers..................................10
              Section     4.2     Removal and Resignation...................10
              Section     4.3     Chairman of the Board.....................10
              Section     4.3A    Chief Executive Officer...................10
              Section     4.4     President.................................11
              Section     4.4A    Chief Operating Officer...................11

              Section     4.5     Vice-Presidents...........................11
              Section     4.6     Secretary.................................11
              Section     4.7     Chief Financial Officer...................12
              Section     4.8     Salaries..................................12

ARTICLE V     MISCELLANEOUS.................................................12

              Section     5.1     Records and Inspection Rights.............12
              Section     5.2     Annual Report to Shareholders.............12
              Section     5.3     Annual Statement of General Information...12
              Section     5.4     Checks, Drafts, Evidences of Indebtedness.13
              Section     5.5     Execution of Corporate Contracts and
                                  Instruments...............13
              Section     5.6     Certificates for Shares...................13
              Section     5.7     Lost, Stolen or Destroyed Certificates....13
              Section     5.8     Corporate Seal............................14
              Section     5.9     Indemnification of Corporate Agents.......14

ARTICLE VI    AMENDMENTS....................................................14

              Section     6.1     Amendment by Shareholders.................14
              Section     6.2     Amendment by Directors....................14

                                    BYLAWS
                                      OF
                                 BARRA, INC.


                              ARTICLE I -OFFICES


    Section 1.1 PRINCIPAL OFFICE. The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside this State, the Board of Directors shall fix and designate a principal business office in the State of California.

    Section 1.2 OTHER OFFICES. The Board of Directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.


                              ARTICLE II - SHAREHOLDERS

    Section 2.1 PLACE OF MEETINGS. Meetings of shareholders shall be held at any place designated by the Board of Directors. In the absence of designation, shareholders' meetings shall be held at the principal executive office of the corporation.

    Section 2.1A CHAIRMAN AND SECRETARY OF SHAREHOLDER MEETINGS. The chairman of the board shall preside at each meeting of the shareholders. In the absence or disability of the chairman of the board, the meeting shall be chaired by an officer of the corporation in the following order: president, executive vice president, senior vice president and vice president. In the absence of all such officers, a person chosen by the vote of a majority in interest of the shareholders present in person or represented by proxy and entitled to vote thereat shall act as chairman. The secretary or in his/her absence an assistant secretary or in the absence of the secretary and all assistant secretaries a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

    Section 2.1B REGULATION AND CONDUCT OF SHAREHOLDER MEETINGS. The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of the shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of


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Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and for the safety of those present, limitations on participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry into the meeting after the time fixed for commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless, and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of the shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

    Section 2.2 ANNUAL MEETING. The annual meeting of shareholders shall be held on the last Thursday of July in each year at the hour of 2:00 p.m.; PROVIDED, HOWEVER, that if this day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding business day. At the annual meeting directors shall be elected and any other proper business may be transacted.

    Section 2.3 SPECIAL MEETINGS. Special meetings of the shareholders may be called for any purpose at any time by the president, the Board of Directors or the chairman of the board, or by one or more shareholders holding not less than ten percent (10%) of the shares entitled to vote at that meeting. If a special meeting is called by any person or persons other than the Board of Directors, a written request to notice the meeting, specifying the time of the meeting and the general nature of the business to be transacted, shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the corporation. The officer receiving the request shall cause notice to be given promptly to the shareholders entitled to vote, in accordance with the provisions of Section 2.4, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice.

    Section 2.4 NOTICE OF MEETINGS. Notice of meetings of the shareholders of the corporation shall be given in writing to each shareholder entitled to vote, either personally or by first-class mail or other means of written communication, addressed to the shareholder at the shareholder's address appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. Such notice shall be sent not less than ten (10) nor more than sixty (60) days before the meeting. Said notice shall state the place, date and hour of the meeting and (a) in the case of special meetings, the general nature of the business


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to be transacted, and no other business may be transacted, or (b) in the case of annual meetings, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders, and
(c) in the case of any meeting at which directors are to be elected, the names of the nominees intended at the time of the mailing of the notice to be presented by the board for election. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

    Section 2.5 WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. The transactions of any meeting of shareholders, however called and noticed, shall be as valid as though done at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote at the meeting, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

    Section 2.6 QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum at a meeting of the shareholders for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. Any shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented in person or by proxy at that meeting, and in the absence of a quorum no other business may be transacted at such meeting, except as provided above. When any shareholders' meeting is adjourned for forty-five (45) days or more or, if after the adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder entitled to vote at the adjourned meeting in accordance with the provisions of
Section 2.4.

    Section 2.7    VOTING.

              (a) PROCEDURES. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of
Section 2.9. The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder at the meeting and before the voting has begun. Except as provided in Section 2.6 or in this Section 2.7, the affirmative vote of the majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required Quorum) shall be the act of the shareholders.

              (b) CUMULATIVE VOTING. Shareholders entitled to vote at any election of directors shall have the right to cumulate their votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which their shares are normally entitled, or to distribute their votes on the same principle among as many candidates as they shall think fit; PROVIDED, HOWEVER, that such candidates' names shall have been placed in nomination prior to the voting and that at least one shareholder shall have given notice at the meeting prior to the voting of that shareholder's intention to vote cumulatively. If there are more candidates for than vacancies on the board, the vacancies shall be filled by the candidates receiving the highest number of affirmative votes.

              (c) PROXIES. Every person entitled to vote shall have the right to do so either in person or by written proxy signed by such person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy, (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it prior to the vote pursuant to that proxy by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; PROVIDED, HOWEVER, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy.

    Section 2.8 ACTION WITHOUT MEETING. Except as otherwise provided in this Section 2.8, any action which may be taken at any meeting of shareholders may be taken without a meeting and prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of the outstanding shares having no less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.


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              (a)  Unless consents of all shareholders entitled to vote have been solicited in writing, prompt notice, in accordance with the provisions of
Section 2.4 of actions taken without a meeting by less than unanimous written consent, shall be given to those shareholders entitled to vote who have not consented in writing. Notice of any shareholder approval obtained without a meeting by less than unanimous written consent with respect to any matter falling within California General Corporation Law Section 310 (approval of contracts or transactions with an interested director), Section 317 (indemnification of agents of the corporation), Section 1201 (reorganization) or
Section 2007 (plan of distribution on dissolution other than in accordance with the rights of outstanding preferred shares) shall be given at least ten (10) days before the consummation of the action authorized by such approval.

              (b) Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote at their election; PROVIDED, HOWEVER, that when filling a vacancy not filled by the directors, except for a vacancy created by removal, a director may be elected by written consent of a majority of the outstanding shares entitled to vote.

    Section 2.9    RECORD DATE.

              (a) ESTABLISHED BY THE BOARD OF DIRECTORS. In order that the corporation may determine the shareholders entitled to notice of, or to vote at, any meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

              (b) ESTABLISHED BY OPERATION OF LAW. If no record date is fixed:

                   (i) the record date for determining shareholders entitled to notice of, or to vote at, a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if the notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

                   (ii) the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given; and


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                   (iii)     the record date for any other purpose shall be at
the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

              (c) EFFECT OF DETERMINATION OF RECORD DATE. Shareholders of record at the close of business on the record date are entitled to notice and to vote, or to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided by agreement or in the California General Corporation Law.


                               ARTICLE III - DIRECTORS

    Section 3.1 POWERS. Subject to the provisions of the California General Corporation Law and to any limitations in the Articles of Incorporation or these Bylaws requiring shareholder authorization or approval of a particular action, the business and affairs of the corporation shall be managed, and all corporate powers shall be exercised, by or under the direction of the Board of Directors. The Board of Directors may delegate the management of day-to-day operation of the business of the corporation to a management company or other person; PROVIDED, HOWEVER, that the business and affairs of the corporation shall be managed, and all corporate powers shall be exercised, under the ultimate direction of the Board of Directors.

    Section 3.2 NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors of this corporation shall be not less than four (4) persons and not more than seven (7), until changed by an amendment to the Articles of Incorporation, or by an amendment to this Section 3.2, adopted by approval of a majority of the outstanding shares entitled to vote. The exact number of directors shall be fixed at six (6), until changed, within the limits specified above, by the amendment to this Section 3.2 adopted by the Board of Directors or a majority of the outstanding shares entitled to vote; PROVIDED, HOWEVER, that an amendment to the articles or this Section 3.2 reducing either the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of an action by written consent are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote. The directors need not be shareholders of this corporation.

    Section 3.3    NOMINATION, ELECTION AND TERM OF OFFICE.


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              (a)  NOMINATIONS.  Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder's intent is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of the shareholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of the shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting was first given to shareholders. Each such notice shall set forth: (A) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (B) a representation that such shareholder is a holder of record of stock of the corporation, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (C) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder, (D) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors, and (E) the consent of each nominee to serve as a director of the corporation, if elected. The chairman of a shareholders' meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         (b)  ELECTION AND TERM OF OFFICE.  Pursuant to the provisions of
Section 2.7, the directors shall be elected at the annual meeting of the shareholders and shall hold office until the next annual meeting. Subject to the provisions of Sections 3.5 and 3.6, each director shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

    Section 3.4 VACANCIES. Except for a vacancy created by the removal of a director, vacancies in the Board of Directors may be filled by a majority of the remaining directors, whether or not less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected. The shareholders shall elect a director or directors to fill any vacancy created by removal, and the shareholders may elect a director or directors at any time to fill a vacancy not filled by the directors. Any shareholder election of directors by written consent shall be pursuant to the provisions of Section 2.8.


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    Section 3.5    RESIGNATION.  Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

    Section 3.6 REMOVAL. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by order of court, or who has been convicted of a felony. Any or all of the directors may be removed without cause by an affirmative vote of a majority of the outstanding shares entitled to vote at an election of directors; PROVIDED, HOWEVER, that unless the entire board is removed, no individual director may be removed when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected.

    Section 3.7 PLACE OF MEETINGS. Meetings of the Board of Directors may be held at any place which has been designated in the notice of the meeting, or, if not stated in the notice or there is no notice, designated in the Bylaws or by resolution of the Board of Directors. In the absence of designation, meetings shall be held at the principal executive office of the corporation.

    Section 3.8 REGULAR MEETINGS. Immediately following, and at the same place as, each annual meeting of shareholders, the Board of Directors shall hold without call or notice other than this bylaw a regular meeting for the purposes of organization, election of officers and the transaction of other business. Other regular meetings of the Board of Directors shall be held without notice at such time as from time to time may be fixed by the Board of Directors.

    Section 3.9 SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two directors. Notice of the time and place of all special meetings shall be given to each director by any of the following means:

              (a) By personal delivery, or by telephone or telegraph at least 48 hours prior to the time of the meeting; or


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              (b)  By first-class mail, postage prepaid, at least four days prior to the time of the meeting.

    Section 3.10 WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice or a consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed waived by any director who attends the meeting without protesting before or at its commencement the lack of notice.

    Section 3.11 PARTICIPATION BY TELEPHONE. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, as long as all members participating in such meeting can hear one another. Participation in a meeting pursuant hereto constitutes presence in person at such meeting.

    Section 3.12 QUORUM AND ACTION AT MEETING. A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Subject to the provisions of California General Corporation Law, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by the required quorum for that meeting.

    Section 3.13 ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the board individually or collectively consent in writing to the action. Such written consent or consents shall be filed with the minutes of the board. Actions by written consent shall have the same force and effect as a unanimous vote of the directors.

    Section 3.14 COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors and each of which, to the extent provided in the resolution and as limited by the California General Corporation Law, shall have all the authority of the Board of Directors. Further, the board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Each committee shall serve at the pleasure of the board.


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

    Section 3.15 MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, with such changes in the context of these Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time for regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee. Special meetings of committees may also be called by resolution of the Board of Directors. Notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. Minutes shall be kept of each meeting of any committee and shall be filed with the corporate records. The Board of Directors may adopt such other rules for the governance of any committee as are not inconsistent with the provisions of these Bylaws.

    Section 3.16 COMPENSATION AND EXPENSES OF DIRECTORS. Directors and members of committees shall not receive compensation for their services or reimbursement for their expenses except in amounts fixed or determined by resolution of the Board of Directors. This Section 3.16 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for those services.


                                ARTICLE IV - OFFICERS

    Section 4.1 OFFICERS. The officers of the corporation shall be a chief executive officer or a president, a chief financial officer or a treasurer, and a secretary, all of whom shall be chosen by and serve at the pleasure of the Board of Directors. The corporation may also have, at the discretion of the Board of Directors, a chairman of the board, a chief operating officer, one or more vice presidents and such other officers as may be deemed expedient for the proper conduct of the business of the corporation, each of whom shall have such authority and shall perform such duties as the Board of Directors may from time to time determine. One person may hold two or more offices.

    Section 4.2 REMOVAL AND RESIGNATION. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed at any time, with or without cause, by the Board of Directors. Any officer may resign at any time by giving written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any resignation shall take effect at the date of the receipt of the notice or at any later time specified in the notice, and unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.


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

    Section 4.3 CHAIRMAN OF THE BOARD. The Board of Directors may elect a chairman, who shall preside, if present, at all board meetings and, pursuant to the provisions of Section 2.1A of Article II of these Bylaws, all shareholder meetings and shall exercise and perform such other powers and duties as may be assigned from time to time by the Board of Directors.

    Section 4.3A CHIEF EXECUTIVE OFFICER. The corporation's chief executive officer, subject to the control of the Board of Directors, shall have the general supervision, direction, and control over the corporation's business and its officers. In addition to the general powers and duties of the chief executive officer, such officer shall have all such other powers and duties as prescribed by the Board of Directors and the Bylaws. In the event that the corporation does not elect a president, the chief executive officer shall exercise the powers and duties of the president enumerated in Section 4.4 of the Bylaws.

    Section 4.4 PRESIDENT. Except to the extent that these Bylaws or the Board of Directors assign specific powers and duties to the chairman of the board or the chief executive officer, the president shall be the corporation's acting manager and, subject to the control of the Board of Directors, shall be responsible for the quotidian supervision, direction, and control of the corporation's business. In the absence or disability of the chairman of the board and chief executive officer, the chairman of the board and chief executive officer's duties and responsibilities shall be carried out by the president. In addition to the general powers and duties of the president, such officer shall have all such other powers and duties as prescribed by the Board of Directors and the Bylaws.

    Section 4.4A CHIEF OPERATING OFFICER. Subject to the control of the Board of Directors, the chairman of the board, the chief executive officer and the president, the chief operating officer shall be the corporation's acting operations manager and shall be responsible for the quotidian operation of the corporation's business. In addition to the general powers and duties of the chief operating officer, such officer shall have all such other powers and duties as prescribed by the Board of Directors and the Bylaws.

    Section 4.5 VICE-PRESIDENTS. In the absence or disability of the president, the vice-presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranged, a vice-president designated by the Board of Directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice-presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, the chairman of the board or the president.


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

    Section 4.6 SECRETARY. The secretary shall keep a book of minutes of all meetings and actions of directors, committees of directors and shareholders. The minutes of each meeting shall state the time and place that it was held and such other information as shall be necessary to determine the actions taken thereat and whether the meeting was held in accordance with the law and these Bylaws. The secretary shall keep at the corporation's principal executive office, or at the office of its transfer agent or registrar, a share register showing the names and addresses of all shareholders and the number and class of shares held by each. The secretary shall give notice of all meetings of shareholders, directors and committees required to be given by these Bylaws.
The secretary shall keep the seal of the corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the chairman of the board or the president.

    Section 4.7 CHIEF FINANCIAL OFFICER. The chief financial officer shall have the custody of all moneys and securities of the corporation and shall keep regular books of account. The chief financial officer shall disburse the funds of the corporation in payment of the just demands against the corporation or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required by the Board of Directors, an account of all transactions as chief financial officer and of the financial condition of the corporation. The chief financial officer shall perform all duties incident to the office or which are properly required by the Board of Directors, the chairman of the board or the president.

    Section 4.8 SALARIES. The salaries of the officers may be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the corporation.


                               ARTICLE V -MISCELLANEOUS

    Section 5.1 RECORDS AND INSPECTION RIGHTS. The corporation shall keep such records (including shareholders' lists, accounting books, minutes of meetings and other records) as are required by the California General Corporation Law, and these records shall be open to inspection by the directors and shareholders of the corporation to the extent permitted by the California General Corporation Law.

    Section 5.2 ANNUAL REPORT TO SHAREHOLDERS. Pursuant to Section 1501 of the California General Corporation Law, the annual report to shareholders referred to in that section is expressly waived and dispensed with.


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

    Section 5.3 ANNUAL STATEMENT OF GENERAL INFORMATION. The corporation, during the applicable filing period in each year, shall file with the Secretary of State of the State of California, on the prescribed form, a statement setting forth: the names and complete business or residence addresses of all incumbent directors; the number of vacancies on the board, if any; the names and complete business or residence addresses of the president, secretary and chief financial officer; the street address of its principal executive office or principal business office in this state; and the general type of business constituting the principal business activity of the corporation; together with a designation of the agent of the corporation for the purpose of service of process. All of the requirements of this Section 5.3 shall be carried out in compliance with Section 1502 of the California General Corporation Law.

    Section 5.4 CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of, or payable to, the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

    Section 5.5 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS. Subject to restrictions on corporate loans and guarantees to directors, officers, employees or shareholders as provided by Section 315 of the California General Corporation Law, the Board of Directors may authorize any officer or officers or agent or agents, or appoint an attorney or attorneys-in-fact, to enter into any contract or execute any instrument in the name of, and on behalf of, the corporation, and this authority may be general or confined to specific instances; and unless so authorized or appointed, or unless afterwards ratified by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

    Section 5.6 CERTIFICATES FOR SHARES. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairman of the board or the president or a vice-president and by the chief financial officer or the secretary or an assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.


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

    Section 5.7 LOST, STOLEN OR DESTROYED CERTIFICATES. The corporation may issue a new share certificate or a new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate or the owner's legal representative to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

    Section 5.8 CORPORATE SEAL. The corporation may have a corporate seal in such form as shall be prescribed and adopted by the Board of Directors.

    Section 5.9 INDEMNIFICATION OF CORPORATE AGENTS. The corporation shall indemnify each of its agents against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred by such person by reason of such person's having been made or having been threatened to be made a party to a proceeding to the fullest extent permissible by the provisions of Section 317 of the California General Corporation Law, and the corporation shall advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of the undertaking required by subdivision (f) of such Section. The terms "agent", "proceeding" and "expenses" used in this Section
5.9 shall have the same meaning as such terms in said Section 317. The corporation may purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against, or incurred by, the agent in such capacity or arising out of the agent's status as such, whether or not the corporation would have the power to indemnify the agent against that liability under the provisions of Section 317 of the California General Corporation Law.


                                ARTICLE VI -AMENDMENTS

    Section 6.1 AMENDMENT BY SHAREHOLDERS. New bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by written assent of shareholders entitled to vote such shares, except as otherwise provided by law or by the Articles of Incorporation.

    Section 6.2 AMENDMENT BY DIRECTORS. Subject to the right of shareholders as provided in Section 6.1, bylaws other than a bylaw or amendment thereof changing the maximum or minimum number of authorized directors or changing from a variable to a fixed number of directors or vice versa may be adopted, amended or repealed by the Board of Directors.


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



                               CERTIFICATE OF SECRETARY


    I, the undersigned, certify that I am the presently elected and acting Assistant Secretary of BARRA, Inc., a California corporation (the "Corporation"), and that the above bylaws, consisting of fifteen (15) pages including this page, are the Bylaws of the Corporation, as amended and adopted by resolution of the Board of Directors of the Corporation on July 25, 1996.


Dated:        August 6, 1996                -----------------------------
Executed:     Berkeley, California               Cynthia Schaffer,
                                                 Assistant Secretary


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